Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

94-0304228
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(zip code)

Sonia N. Flores

Union Bank of California, N.A.

475 Sansome Street

Corporate Trust - 12th Floor

San Francisco, CA 94111

(415) 296-6754

(Name, address and telephone number of agent for service)

BEDFORD PROPERTY INVESTORS, INC.

(Exact name of obligor as specified in charter)

Maryland	68-0306514
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

270 Lafayette Circle Lafayette, California	94549
(Address of principal executive offices)	(zip code)

Subordinated Debt Securities

(Title of the Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee –

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee as now in effect.*

2.	A copy of the certificate of authority of the trustee to commence business.*

3.	A copy of the authorization of the trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the trustee.*

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.**

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

*	Incorporated by reference to exhibit 25.1 to the registration statement on Form S-4 of Star Gas Partners, L.P. and Star Gas Finance Company (file no. 333-103873) filed with the Securities and Exchange Commission on March 17, 2003.

**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 23rd day of January, 2004.

Union Bank of California, National Association

By:	/s/ SONIA N. FLORES

Name:	Sonia N. Flores
Title:	Vice President

Exhibit 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE TRUST INDENTURE ACT

January 23, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between Bedford Property Investors, Inc. (the “Company”) and Union Bank of California, N.A. (the “Trustee”) and an indenture for subordinated indebtedness between the Company and the Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By:	/s/ SONIA N. FLORES

Name:	Sonia N. Flores
Title:	Corporate Trust Vice President

Exhibit 7

CONSOLIDATED REPORT OF CONDITION

of

Union Bank of California, National Association

of

San Francisco in the State of California,

at the close of business September 30, 2003,

published in response to call made by the Comptroller of the Currency,

under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

(Dollar Amounts In Thousands)

ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$2,619,821
Interest-bearing balances	335,807
Securities:
Held-to-maturity securities	0
Available-for-sale securities	9,996,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,325,470
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	39,356
Loans and leases, net of unearned income	25,423,270
Allowance for loan and lease losses	522,478
Loans and leases, net of unearned income and allowance	24,900,792
Trading assets	342,908
Premises and fixed assets	493,418
Other real estate owned	3,308
Investments in unconsolidated subsidiaries and associated companies	127
Customers’ liability to this bank on acceptances outstanding	52,816
Intangible assets:
Goodwill	215,903
Other intangible assets	50,592
Other assets	1,657,981

Total assets	42,034,595

LIABILITIES
Deposits:
In domestic offices	34,187,575
Non-interest-bearing	16,859,378
Interest-bearing	17,328,197
In foreign offices, Edge and Agreement subsidiaries, and IBFs	2,835,730
Non-interest-bearing	556,748
Interest-bearing	2,278,982
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	216,198
Securities sold under agreements to repurchase	68,566
Trading liabilities	100,925
Other borrowed money	238,816
Bank’s liability on acceptances executed and outstanding	52,816
Subordinated notes and debentures	100,000
Other liabilities	536,490

Total liabilities	38,337,116

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,125,949
Retained earnings	1,852,618
Accumulated other comprehensive income	114,335
Other equity capital components	0

Total equity capital	3,697,479

Total liabilities and equity capital	42,034,595

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

Union Bank of California, N.A.

By:	/s/ SONIA N. FLORES

Name:	Sonia N. Flores
Title:	Corporate Trust Vice President

Date: January 23, 2004